Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Nos. 333-182768, 333-219243 and 333-249812) on Form S-3 of Sterling Real Estate Trust of our report dated March 13, 2024, relating to the consolidated financial statements of Sterling Real Estate Trust, appearing in the Annual Report on Form 10-K of Sterling Real Estate Trust for the year ended December 31, 2023.

/s/ RSM US LLP

Minneapolis, Minnesota

March 13, 2024